UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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First Trust Enhanced Private Credit Fund

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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First Trust Enhanced Private Credit Fund

c/o UMB Fund Services, Inc.

235 West Galena Street

Milwaukee, WI 53212

November 12, 2025

Dear Shareholder:

The enclosed proxy statement (the “Proxy Statement”) discusses proposals to be voted upon by the shareholders (“Shareholders”) of the First Trust Enhanced Private Credit Fund (the “Fund”) at a special meeting of Shareholders to be held at the offices of Faegre Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, Pennsylvania 19103-6996, on December 9, 2025 at 10:00 a.m. Eastern Time (the “Meeting”).

The Meeting is being called for Shareholders to vote on the proposals to (1) approve the adoption of a fundamental policy for the Fund to conduct periodic repurchases of its outstanding shares, in accordance with Rule 23c-3 under the Investment Company Act of 1940, as amended (the “1940 Act”) (“Proposal 1”), (2) approve the Fund’s utilization of and operation under a manager of managers exemptive order, which if obtained by application from the Securities and Exchange Commission, will allow the Fund’s investment adviser to enter into and materially amend affiliated and unaffiliated sub-advisory agreements with respect to the Fund in the future without shareholder approval, subject to prior approval by the Board of Trustees (the “Board”) of the Fund (“Proposal 2”) and (3) transact such other business as may properly come before the Meeting. The enclosed Proxy Statement contains additional information about the proposals.

The close of business on September 30, 2025 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting.

The Board of Trustees recommends that you vote FOR the approval of Proposal 1 and Proposal 2 after carefully reviewing the enclosed materials.

Your vote is important.

If you have any questions regarding the proposals or the voting process, please call toll-free at 1-773-828-6700. If you attend the Meeting, you may revoke your proxy and vote your shares in-person.

The proposals are discussed in detail in the enclosed Proxy Statement. Upon completing your review, please take a moment to sign and return your proxy card in the enclosed postage paid return envelope. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from us reminding you to vote your shares. On behalf of the Board, we thank you for your continued investment in the Fund.

Sincerely,

/s/ David G. Lee

David G. Lee

Chairman and Trustee

IMPORTANT INFORMATION

Q.	Why am I receiving this proxy statement?

A.	You are being asked to vote on two important matters affecting the Fund:

Proposal 1:	Approval of the Adoption of a Fundamental Policy in Reliance on Rule 23c-3 under the 1940 Act to Convert to an Interval Fund (the “Conversion”)

You are being asked to approve the adoption of a new fundamental policy for the Fund to conduct repurchase offers of the Fund’s shares of beneficial interest (“Shares”) at semi-annual intervals pursuant to Rule 23c-3 under the 1940 Act.

The Fund currently provides liquidity to Shareholders through semi-annual tender offers of approximately 3.5% of the Fund’s Shares outstanding, subject to approval by the Board of Trustees of the Fund (the “Board”), conducted in accordance with Rule 13e-4 under the Securities Exchange Act of 1934, as amended. First Trust Capital Management L.P., the Fund’s investment adviser (the “Adviser”), believes that operating as an “interval fund” in reliance on Rule 23c-3 under the 1940 Act will allow a wider range of investors to access the Fund by eliminating existing investor qualification requirements and provide more certainty around available liquidity and the Board has determined that such Conversion is in the best interests of shareholders. Therefore, the Fund is seeking shareholder approval to adopt a new fundamental policy to conduct repurchase offers of the Fund’s Shares at semi-annual intervals pursuant to Rule 23c-3 under the 1940 Act. The Fund intends to offer to repurchase 5% of its outstanding Shares at each semi-annual interval. In addition, the Fund intends to (i) redesignate the Shares as “Class I Shares” and (ii) register the Shares and a new class of Fund shares, Class A Shares, for sale under the Securities Act of 1933, as amended.

Proposal 2: Approval of the Utilization of and Operation under a Manager of Managers Exemptive Order

You are being asked to approve the Fund’s utilization of and operation under a manager of managers exemptive order, which, if obtained by application from the Securities and Exchange Commission (the “SEC”), will allow the Adviser to enter into and materially amend affiliated and unaffiliated sub-advisory agreements with respect to the Fund in the future without shareholder approval, subject to prior approval by the Board. The application must be reviewed and approved by the SEC staff and there is no guarantee that the Fund will receive the exemptive order applied for.

PROPOSAL 1

Q.	Would operating the Fund as an interval fund affect my account with the Fund?

A.	No. You would still own the same number of Shares in the Fund and the value of your investment will not change as a result of the Conversion. The Conversion would allow Shareholders to sell Shares of the Fund back to the Fund at net asset value once every six months. Subject to Board approval, the Fund intends to offer to repurchase 5% of its outstanding Shares every six months if Shareholders approve this Proposal.

Q.	Why does the Adviser recommend changing to an interval fund rather than continuing to operate as a tender offer fund?

A.	The Adviser believes that adopting a fundamental policy under Rule 23c-3 of the 1940 Act would provide Shareholders with additional liquidity and greater certainty around available liquidity as they would have an opportunity to liquidate a portion of their Shares on a periodic basis pursuant to repurchase offers. Rule 23c-3 requires the Fund to maintain adequate liquidity to make such repurchases. The Adviser also believes that conversion to an interval fund structure would allow a wider range of investors to access the Fund by eliminating existing investor qualification requirements and provide more certainty around available liquidity.

Under the proposed fundamental policy, the Fund would be required to make a semi-annual repurchase offer for between 5% and 25% of the Fund’s outstanding Shares. The Board currently expects to approve a repurchase offer for 5% of the Fund’s outstanding Shares every six months if Shareholders approve this Proposal and the fundamental policy is adopted by the Fund. If a repurchase offer by the Fund is oversubscribed, the Fund may purchase additional Shares up to a maximum amount of 2% of the outstanding Shares of the Fund. If the Fund determines not to repurchase more than the repurchase offer amount, or if Shareholders tender Shares in an amount exceeding the repurchase offer amount plus 2% of the Shares outstanding on the repurchase request deadline, the Fund will repurchase Shares on a pro rata basis. In this event, Shareholders may be unable to liquidate all or a given percentage of their investment in the Fund during a particular repurchase offer.

Q.	If approved, when will the Conversion happen?

A.	The Adviser expects the Conversion to occur as soon as practicable after the Meeting.

PROPOSAL 2

Q.	Why does the Adviser recommend that the Fund utilize and operate under a manager of managers exemptive order?

A.	A manager of managers exemptive order, if obtained from the SEC, will allow the Fund’s Adviser to enter into and materially amend affiliated and unaffiliated sub-advisory agreements with respect to the Fund in the future without shareholder approval, subject to prior approval by the Board. The Adviser believes this could help the Fund avoid unnecessary proxy and related costs and provide the Fund with additional flexibility to achieve its investment objective and strategies. Changes made to sub-advisory agreements pursuant to the order would not increase the management fee payable by the Fund.

Q.	If approved, when will the Fund obtain and begin relying on a manager of managers exemptive order?

A.	If Proposal 2 is approved by Shareholders, the Fund will submit an application to the SEC for a manager of managers exemptive order. The application must be reviewed and approved by the SEC staff and there is no guarantee that the Fund will receive the exemptive order applied for in any specific period of time, if at all. If the order is not granted, the Fund would not operate under a manager of managers structure notwithstanding shareholder approval.

GENERAL MATTERS

Q.	Will the Fund pay for the proxy solicitation and related legal costs?

A.	Yes. The Fund will bear the costs related to the Meeting, including legal costs, the costs of retaining a proxy solicitor, and other expenses incurred in connection with the solicitation of proxies. The Fund has engaged EQ Fund Solutions (“EQ”), a professional proxy solicitation firm, to serve as the proxy soliciting and tabulation agent for the Meeting and estimates EQ’s fees to be approximately $8,500. Those fees include the costs associated with printing and mailing of the proxy materials.

Q.	How does the Board recommend that I vote?

A.	The Board, including all of the trustees who are not “interested persons” (as defined in the 1940 Act) of the Fund (the “Independent Trustees”), recommends that you vote in favor of Proposal 1 and Proposal 2.

Q.	I have only a few Shares – does my vote matter?

A.	Your vote is important. If many Shareholders choose not to vote, the Fund might not receive enough votes to reach a quorum to hold the Meeting. If it appears that there will not be a quorum, the Fund will have to send additional communications or otherwise solicit Shareholders to try to obtain more votes.

Q.	What is the deadline for submitting my vote?

A.	We encourage you to vote as soon as possible to make sure that the Fund receives enough votes to act on the Proposals. Unless you attend the Meeting to vote in person, your vote must be received by 11:59 p.m. Eastern Time on December 8, 2025.

Q.	Who is eligible to vote?

A.	Any person who owned Shares of the Fund on the “record date,” which was September 30, 2025 (even if that person has since sold those Shares).

Q.	How can I vote?

A.	You may vote as follows:

●	By mailing in your proxy card.

●	In person at the Meeting at the offices of Faegre Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, Pennsylvania 19103-6996, on December 9, 2025 at 10:00 a.m. Eastern Time.

We encourage you to vote by mailing in your proxy card and following the simple instructions because these methods result in the most efficient means of transmitting your vote and reduce the need for the Fund to conduct telephone solicitations and/or follow up mailings. If you would like to change your previous vote, you may vote again using any of the methods described above.

Q.	How should I sign the proxy card?

A.	You should sign your name exactly as it appears on the proxy card. Unless you have instructed us otherwise, either owner of a joint account may sign the card, but again, the owner must sign the name exactly as it appears on the card. The proxy card for accounts of which the signer is not the owner should be signed in a way that indicates the signer’s authority—for example, “Mary Smith, Custodian.”

Q.	Whom should I call if I have questions?

A.	If you have any questions regarding either Proposal or the voting process, please call the Adviser at 1-773-828-6700. Representatives are available Monday through Friday, 9:00 a.m. to 5:00 p.m. Central time.

First Trust Enhanced Private Credit Fund

c/o UMB Fund Services, Inc.
235 West Galena Street
Milwaukee, WI 53212

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To be held December 9, 2025

NOTICE IS HEREBY GIVEN that a special meeting (“Meeting”) of shareholders (“Shareholders”) of the First Trust Enhanced Private Credit Fund (the “Fund”), will be held at the offices of Faegre Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, Pennsylvania 19103-6996, on December 9, 2025 at 10:00 a.m. Eastern Time.

At the Meeting, Shareholders will be asked to act upon the following:

1.	To approve the adoption of a fundamental policy for the Fund to conduct periodic repurchases of its outstanding shares, in accordance with Rule 23c-3 under the Investment Company Act of 1940, as amended (“Proposal 1”).

2.	To approve the Fund’s utilization of and operation under a manager of managers exemptive order, which if obtained by application from the Securities and Exchange Commission, will allow the Fund’s investment adviser to enter into and materially amend affiliated and unaffiliated sub-advisory agreements with respect to the Fund in the future without shareholder approval, subject to prior approval by the Board of Trustees of the Fund (“Proposal 2”).

3.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

THE BOARD OF TRUSTEES OF THE FUND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF BOTH PROPOSAL 1 AND PROPOSAL 2.

Shareholders of record of the Fund at the close of business on September 30, 2025 are entitled to notice of and to vote at the Meeting and any adjournment(s) thereof. The Notice of the Meeting of Shareholders, proxy statement and proxy card are being mailed on or about November 21, 2025 to such Shareholders of record.

By Order of the Board of Trustees,

/s/ Ann Maurer

Ann Maurer

Secretary

November 12, 2025

YOUR VOTE IS IMPORTANT

You can vote easily and quickly by mail. Just follow the simple instructions that appear on your proxy card. Please help the Fund reduce the need to conduct telephone solicitation and/or follow-up mailings by voting today.

First Trust Enhanced Private Credit Fund
c/o UMB Fund Services, Inc.
235 West Galena Street
Milwaukee, WI 53212

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS
December 9, 2025

Introduction

This proxy statement is being provided to you on behalf of the Board of Trustees (the “Board”) of the First Trust Enhanced Private Credit Fund (the “Fund”) in connection with the solicitation of proxies to be used at a special meeting (“Meeting”) of shareholders (“Shareholders”) of the Fund, to be held at the offices of Faegre Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, Pennsylvania 19103-6996, on December 9, 2025 at 10:00 a.m. Eastern Time.

The Meeting has been called by the Board for the following purposes:

Proposal Number	Proposal Description
1	To approve the adoption of a fundamental policy for the Fund to conduct periodic repurchases of its outstanding shares, in accordance with Rule 23c-3 under the Investment Company Act of 1940, as amended (the “1940 Act”) (“Proposal 1”).
2	To approve the Fund’s utilization of and operation under a manager of managers exemptive order, which if obtained by application from the Securities and Exchange Commission (the “SEC”), will allow the Fund’s investment adviser (the “Adviser”) to enter into and materially amend affiliated and unaffiliated sub-advisory agreements with respect to the Fund in the future without shareholder approval, subject to prior approval by the Board of the Fund (“Proposal 2”).
3	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

You will find this proxy statement divided into four parts:

Part 1 Provides details on Proposal 1 and Proposal 2 (see starting on page 1).

Part 2 Provides information about ownership of shares of the Fund (see page 5).

Part 3 Provides information on proxy voting and the operation of the Meeting (see starting on page 6).

Part 4 Provides information on other matters (see page 8).

Please read the proxy statement before voting on the proposals. If you have any questions regarding the proposals or the voting process, please call the Adviser at 1-773-828-6700. Representatives are available Monday through Friday, 9:00 a.m. to 5:00 p.m. Central time.

We anticipate that the Notice of the Meeting, this proxy statement and the proxy card (collectively, the “proxy materials”) will be mailed to Shareholders beginning on or about November 21, 2025.

It is expected that the solicitation of proxies will be primarily by mail. Supplementary solicitations may be made by mail, telephone or personal contact by representatives of the Fund. EQ Fund Solutions (“EQ”) has been engaged to assist in the distribution and tabulation of proxies. The anticipated cost of such solicitation services is approximately $8,500. The costs associated with this proxy statement will be paid by the Fund.

Annual and Semi-Annual Reports. The Fund’s most recent annual and semi-annual reports to Shareholders are available at no cost. You may view or obtain these documents on the SEC’s website at sec.gov. You may also request a report by calling toll-free at (877) 779-1999.

Important Notice Regarding the Availability of Materials for the Shareholder Meeting to be Held on DECEMBER 9, 2025

The proxy statement for the Meeting is available online at vote.proxyonline.com/firsttrustcapital/docs/enhancedprivatecreditfund.pdf.

PART 1

DESCRIPTION OF PROPOSAL 1: approve the adoption of the fundamental policy

Shareholders of the Fund are being asked to vote on a proposal to approve the adoption of a fundamental policy allowing the Fund to operate as an interval fund.

Introduction

The Fund is currently organized as a closed-end management investment company operating as a tender offer fund that intends to provide a limited degree of liquidity to shareholders of the Fund by conducting tender offers, generally semi-annually, or taking any other actions permitted by the tender offer rules under the Securities Exchange Act of 1934, as amended. The decision to conduct repurchase offers is currently at the sole discretion of the Board.

On November 3, 2025, the Board unanimously voted to convert the Fund to an interval fund, subject to shareholder approval. An interval fund is a closed-end management investment company that has adopted a fundamental policy to conduct periodic repurchases of its outstanding shares of beneficial interest pursuant to Rule 23c-3 under the 1940 Act. The Fund believes that adopting a fundamental policy to conduct periodic repurchase offers under Rule 23c-3 will provide shareholders with greater certainty regarding the frequency of liquidity opportunities than under the tender offer fund structure. Rule 23c-3 requires that any change to such a fundamental policy be adopted by a “majority vote of the outstanding voting securities” of such investment company (as such term is defined in the 1940 Act and described below under Part 3 of this proxy statement) and therefore, the Board is seeking your approval to adopt a fundamental policy for the Fund to conduct periodic repurchases of its shares as described below.

Background and Reasons

The Board recommends a vote FOR Proposal 1 to approve the adoption of the new fundamental policy because such periodic repurchase offers will ensure greater and more consistent liquidity for the Fund’s shareholders. As described in greater detail below, upon adopting the new proposed fundamental policy, the Fund will be required to conduct semi-annual repurchase offers unless limited exceptions apply. Although the Fund currently conducts voluntary share repurchases semi-annually of approximately 3.5% of the Fund’s Shares outstanding pursuant to the tender offer process, adopting the new proposed fundamental policy will allow the Fund to take advantage of the more efficient and less costly repurchase offer process pursuant to Rule 23c-3. Shareholders will benefit from the lower cost burden on the Fund and assurance that repurchases will be conducted every six months.

The fundamental policy will state that the Fund will make semi-annual repurchase offers for no less than 5% of the shares outstanding at per-class net asset value (“NAV”) per share, unless suspended or postponed in accordance with regulatory requirements. The schedule requires the Fund to make repurchase offers every six months. Although Rule 23c-3 permits repurchases of between 5% and 25% of the Fund’s outstanding shares of beneficial interest (“Shares”) at NAV per share, for each semi-annual repurchase offer, the Fund currently expects to offer to repurchase 5% of the Fund’s Shares at NAV subject to approval of the Board.

If the new proposed fundamental policy is adopted, the offer to repurchase Shares will be a fundamental policy that may not be changed without shareholder approval.

Repurchase Process

Pursuant to the new proposed fundamental policy, the Fund will make semi-annual repurchase offers every six months. The Fund currently intends to offer to repurchase 5% of the Fund’s outstanding Shares each semi-annual period.

Shareholders will be notified in writing of each semi-annual repurchase offer and the date the repurchase offer ends (the “Repurchase Request Deadline”). Shares will be repurchased at the per-class NAV per Share determined as of the close of business on the date so identified (the “Valuation Date”). Shares tendered for repurchase by shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate repurchase amounts established for that Repurchase Request Deadline. The time between the notification to Shareholders (the “Shareholder Notification”) and the Repurchase Request Deadline is generally thirty (30) days, but may vary from no more than forty-two (42) days to no less than twenty-one (21) days. The Shareholder Notification will contain information Shareholders should consider in deciding whether to tender their Shares for repurchase. The Shareholder Notification also will include detailed instructions on how to tender Shares for repurchase, state the repurchase offer amount and identify the dates of the Repurchase Request Deadline, the scheduled Valuation Date, and the date the repurchase proceeds are scheduled for payment (the “Repurchase Payment Deadline”). The Shareholder Notification also will set forth the NAV per Share that has been computed no more than seven (7) days before the date of such notification, and how Shareholders may ascertain the NAV per Share after the notification date. Payment pursuant to the repurchase will be made by checks to the Shareholder’s address of record or credited directly to a predetermined bank account on the purchase payment date, which will be no more than seven (7) days after the Valuation Date. The Board may establish other policies for repurchases of Shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

The Repurchase Request Deadline will be strictly observed. If a shareholder fails to submit a repurchase request in good order by the Repurchase Request Deadline, the shareholder will be unable to liquidate shares until a subsequent repurchase offer and will have to resubmit a request in the next repurchase offer. Shareholders may withdraw or change a repurchase request with a proper instruction submitted in good form at any point before the Repurchase Request Deadline.

Suspension or Postponement of Repurchase Offers

The Fund may suspend or postpone a repurchase offer in limited circumstances set forth in Rule 23c-3 under the 1940 Act, as described below, but only with the approval of a majority of the Trustees, including a majority of Trustees who are not “interested persons” of the Fund, as defined in the 1940 Act.

The Fund may suspend or postpone a repurchase offer only: (i) if making or effecting the repurchase offer would cause the Fund to lose its status as a “regulated investment company” under the Internal Revenue Code of 1986, as amended; (ii) for any period during which the New York Stock Exchange (the “NYSE”) or any other market in which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (iii) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (iv) for such other periods as the Securities and Exchange Commission (“SEC”) may by order permit for the protection of shareholders of the Fund. The Fund will provide notice to shareholders of any suspension or postponement of a repurchase offer.

Oversubscribed Repurchase Offers

If Shareholders tender for repurchase more than the repurchase offer amount for a given repurchase offer, the Fund may, but is not required to, repurchase an additional amount of Shares not to exceed 2% of the outstanding Shares of the Fund on the Repurchase Request Deadline. If the Fund determines not to repurchase more than the repurchase offer amount, or if Shareholders tender Shares in an amount exceeding the repurchase offer amount plus 2% of the outstanding Shares on the Repurchase Request Deadline, the Fund will repurchase the Shares on a pro rata basis. However, the Fund may accept all Shares tendered for repurchase by Shareholders who own less than $1,000 worth of Shares and who tender all of their Shares, before prorating other amounts tendered. In addition, the Fund will accept the total number of Shares tendered in connection with required minimum distributions from an Individual Retirement Account (“IRA”) or other qualified retirement plan. It is the Shareholder’s obligation to both notify and provide the Fund supporting documentation of a required minimum distribution from an IRA or other qualified retirement plan.

If any shares that a Shareholder wishes to tender to the Fund are not repurchased because of proration, such Shareholder: (i) will have to wait until the next repurchase offer and resubmit a new repurchase request; and (ii) will not be given any priority over other Shareholders’ requests. Thus, there is a risk that the Fund may not purchase all of the Shares a Shareholder wishes to have repurchased in a given repurchase offer or in any subsequent repurchase offer.

There is no assurance that a shareholder will be able to tender their Shares when or in the amount that they desire.

Risks Related to the Approval of Proposal

From the time the Fund distributes or publishes each Shareholder Notification until the Valuation Date for that offer, the Fund must maintain liquid assets at least equal to the percentage of its Shares subject to the repurchase offer. For this purpose, “liquid assets” means assets that may be sold or otherwise disposed of in the ordinary course of business, at approximately the price at which the Fund values them, within the period between the Repurchase Request Deadline and the Repurchase Payment Deadline, or which mature by the Repurchase Payment Deadline. Payment for repurchased Shares may require the Fund to liquidate portfolio holdings earlier than the Adviser would otherwise want, potentially resulting in losses, and may increase the Fund’s portfolio turnover, subject to such policies as may be established by the Board in an attempt to avoid or minimize potential losses and turnover resulting from the repurchase of Shares. To the extent the Fund maintains a cash position to satisfy Fund repurchases, the Fund would not be fully invested, which may reduce the Fund’s investment performance. The sale of portfolio securities to fund repurchases also could reduce the market price of those underlying securities, which in turn would reduce the Fund’s NAV.

Additionally, the Fund may borrow under a credit facility for a number of reasons, including without limitation, to satisfy repurchase requests from Shareholders, and to otherwise provide the Fund with liquidity. Interest on such borrowings will negatively impact Shareholders who do not tender their Shares. Repurchases of the Fund’s Shares will reduce the amount of outstanding Shares and, depending upon the Fund’s performance, its net assets. A reduction in the Fund’s net assets would increase the Fund’s expense ratio, to the extent that additional Shares are not sold and expenses otherwise remain the same (or increase).

In addition, to the extent the Fund sells portfolio holdings in order to fund repurchase requests, the repurchase of Shares by the Fund will be a taxable event for the Shareholders of repurchased Shares, and potentially even for Shareholders that do not participate in the repurchase offer.

Shares in the Fund provide limited liquidity since Shareholders will not be able to redeem Shares on a daily basis. A Shareholder may not be able to tender its Shares in the Fund promptly after it has made a decision to do so. In addition, with very limited exceptions, Shares are not transferable, and liquidity will be provided only through repurchase offers made quarterly by the Fund. Shares in the Fund are therefore suitable only for investors who can bear the risks associated with the limited liquidity of Shares and should be viewed as a long-term investment.

THE BOARD RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1.

DESCRIPTION OF PROPOSAL 2: approve the UTILIZATION OF AND OPERATION UNDER
A MANAGER OF MANAGERS EXEMPTIVE ORDER

Shareholders of the Fund are being asked to vote on a proposal to approve the Fund’s reliance on a manager of managers exemptive order, if obtained from the SEC, to enter into and amend sub-advisory agreements without shareholder approval, subject to prior approval by the Board.

Introduction

On November 3, 2025, the Board unanimously voted to approve the Fund’s reliance on a manager of managers exemptive order, if approved by Shareholders. In general, Section 15(c) of the 1940 Act requires that an investment company must obtain shareholder approval prior to retaining a new sub-adviser or making material changes to an existing sub-advisory agreement. A manager of managers order, if obtained from the SEC, will permit the Fund and the Adviser to enter into a new sub-advisory agreement with any sub-adviser and materially change the terms of any sub-advisory agreement, without shareholder approval, but subject to the Board’s approval, including approval by a majority of the trustees who are not “interested persons,” as defined in the 1940 Act, of the Fund (the “Independent Trustees”).

Background and Reasons

The Board recommends a vote FOR Proposal 2 to approve the Fund’s reliance on a manager of managers exemptive order because the Board believes it could help the Fund avoid unnecessary proxy and related costs and provide the Fund with additional flexibility to achieve its investment objective and strategies. The process to proxy shareholders to obtain their approval of a new sub-advisory arrangement can take several months and increase Fund expenses. This could prevent or delay a sub-adviser change that the Adviser and the Board consider to be in the best interests of the Fund. Any new sub-advisory agreement, or material change to an existing sub-advisory agreement, will continue to be subject to Board review and approval. Changes made to sub-advisory agreements pursuant to the order would not increase the management fee payable by the Fund. The Adviser will monitor the performance of any sub-adviser hired on an ongoing basis. If Shareholders do not approve reliance on a manager of managers order, then Proposal 2 will not be implemented and the Adviser will continue to need to obtain approval from Shareholders prior to entering into or materially amending sub-advisory agreements and the Fund will incur proxy and related costs.

The Board, including the Independent Trustees, initially approved the application to the SEC for a manager of manager order by unanimous written consent on November 3, 2025. In evaluating the manager of managers order, the Board considered various factors, including that:

●	The manager of managers order, if obtained from the SEC, would enable the Adviser and the Board to act more quickly, and with less expense to the Fund, in appointing new sub-advisers when the Adviser and the Board believe that such appointment would be in the best interests of the Fund and its Shareholders;
●	The Adviser would continue to (i) set the Fund’s investment objective and strategies; (ii) monitor and evaluate the performance of the Fund’s sub-adviser(s); and (iii) implement procedures reasonably designed to ensure that the sub-adviser(s) comply with the Fund’s investment objectives, policies and restrictions; and
●	No sub-adviser could be appointed, or have its contract materially amended, without the Board’s approval and involvement.

The application for exemptive relief must be reviewed and approved by the SEC staff and there is no guarantee that the Fund will receive the exemptive order applied for in any specific period of time, if at all.

THE BOARD RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

PART 2

INFORMATION ABOUT OWNERSHIP OF SHARES OF THE FUND

Outstanding Shares

Only Shareholders of record at the close of business on September 30, 2025 (the “Record Date”), will be entitled to notice of, and to vote at, the Meeting. On September 30, 2025, the Fund had 2,996,537.834 shares outstanding and entitled to vote.

Control Persons and Principal Shareholders

To the knowledge of the Fund, as of September 30, 2025, no single Shareholder or “group” (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended) beneficially owned more than 5% of the Fund’s outstanding Shares. A control person is one who owns, either directly or indirectly, more than 25% of the voting securities of the Fund or class or acknowledges the existence of control. A party that controls the Fund or class may be able to significantly affect the outcome of any item presented to Shareholders for approval.

As a group, the Trustees and officers of the Fund owned less than 1% of the outstanding shares of the Fund as of the Record Date. As a result, the Trustees and officers as a group are not deemed to control the Fund.

PART 3

INFORMATION ON PROXY VOTING AND THE operation of the MEETING

Who is Eligible to Vote

Shareholders of record of the Fund as of the close of business on September 30, 2025 (the “Record Date”) are entitled to vote at the Meeting and any adjournments thereof. Each whole share is entitled to one vote on each matter on which it is entitled to vote, and each fractional share is entitled to a proportionate fractional vote. Shares represented by properly executed proxies, unless revoked before or at the Meeting, will be voted according to the Shareholder’s instructions. If you sign a proxy, but do not fill in a vote, your shares will be voted to approve each Proposal. If any other business comes before the Meeting, your shares will be voted at the discretion of the persons named as proxies.

Required Vote

Adoption of each of Proposal 1 and Proposal 2 requires the approval of the holders of a majority of the Fund’s outstanding voting securities, which means the lesser of: (a) 67% of the shares of the Fund present or represented by proxy at a meeting if the holders of more than 50% of the outstanding shares are present or represented at the meeting; or (b) more than 50% of outstanding shares of the Fund.

Proposals by Shareholders

The Fund does not intend to hold meetings of Shareholders except to the extent that such meetings may be required under the 1940 Act or state law. Under the Fund’s Agreement and Declaration of Trust, special meetings of the Shareholders may be called by the Trustees. To the extent required by the 1940 Act, special meetings of the Shareholders for the purpose of removing one or more Trustees will be called by the Trustees upon the written request of Shareholders owning at least 10% of the outstanding shares of all classes entitled to vote.

Proxies and Voting at the Meeting

Shareholders may use the proxy card provided if they are unable to attend the Meeting in-person or wish to have their shares voted by a proxy even if they do attend the Meeting. Any Shareholder that has given a proxy to someone has the power to revoke that proxy at any time prior to its exercise by executing a superseding proxy or by submitting a notice of revocation to the secretary of the Fund. The Fund’s secretary is Ms. Ann Maurer, and she may be reached at the following address: 235 West Galena Street, Milwaukee, WI 53212. In addition, although mere attendance at the Meeting will not revoke a proxy, a Shareholder present at the Meeting may withdraw a previously submitted proxy and vote in-person.

All properly executed and unrevoked proxies received in time for the Meeting will be voted in accordance with the instructions contained in the proxies. If no instruction is given on a received proxy, the persons named as proxies will vote the shares represented thereby in favor of a Proposal described herein and will use their best judgment to vote on such other business as may properly come before the Meeting or any adjournment thereof.

Quorum

The holders of one-third of the shares of the Fund present in-person or represented by proxy and entitled to vote shall constitute a quorum for the transaction of business at the Meeting. For purposes of determining the presence of a quorum, abstentions will be counted as present, and broker “non-votes”, if applicable, will not be counted as present. Abstentions will have the effect of a “no” vote for purposes of obtaining the requisite approval of a Proposal. Broker “non-votes” (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will not count as votes cast.

If a quorum is not present at the Meeting, or if a quorum is present at the Meeting but sufficient votes to approve a Proposal are not received, Shareholders may vote to adjourn that Meeting in order to solicit additional proxies. Any adjournment may be held without the necessity of further notice. A Shareholder vote may be taken on one or more proposals prior to such adjournment if sufficient votes for its approval have been received and it is otherwise appropriate. Such vote will be considered final regardless of whether the Meeting is adjourned to permit additional solicitation with respect to any other proposal.

Method of Solicitation and Expenses

Your vote is being solicited by the Board of the Fund. The cost of soliciting proxies, including the costs related to the printing, mailing and tabulation of proxies and the fees of the proxy soliciting agent, will be borne by the Fund. The Fund has engaged EQ Fund Solutions (“EQ”), a professional proxy solicitation firm, to serve as the proxy soliciting and tabulation agent for the Meeting and estimates EQ’s fees to be approximately $8,500. Those fees include the costs associated with printing and mailing of the proxy materials. The Fund expects that the solicitation will be primarily by mail, but may also include telephone, electronic or other means of communication. If the Fund does not receive your proxy by a certain time, you may receive a telephone call from the proxy soliciting agent asking you to vote.

Procedures for Shareholder Communications with the Board

Shareholders may send communications to the Board of the Fund. Shareholders should send communications intended for the Board by addressing the communication directly to the Board (or individual Trustee(s)) and/or otherwise clearly indicating in the salutation that the communication is for the Board (or individual Trustee(s)) and by sending the communication to the Fund’s address for the Trustee(s) at c/o First Trust Enhanced Private Credit Fund, 235 W. Galena Street, Milwaukee, WI 53212. Other Shareholder communications received by the Fund not directly addressed and sent to the Board will be reviewed and generally responded to by management, and will be forwarded to the Board only at management’s discretion based on the matters contained therein.

Other Business

While the Meeting has been called to transact any business that may properly come before it, the only matters that the Board intends to present are the matters stated in the attached Notice of the Meeting of Shareholders. However, if any additional matters properly come before the Meeting, and on all matters incidental to the conduct of the Meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment on such matters unless instructed to the contrary.

November 12, 2025

PART 4

OTHER MATTERS

Proxy Statement Delivery

“Householding” is the term used to describe the practice of delivering one copy of a document to a household of Shareholders instead of delivering one copy of a document to each Shareholder in the household. Shareholders of the Fund who share a common address and who have not opted out of the householding process should receive a single copy of the Proxy Statement together with the proxy card. If you received more than one copy of the Proxy Statement, you may elect to household in the future; if you received a single copy of the Proxy Statement, you may opt out of householding in the future; and you may, in any event, obtain an additional copy of this Proxy Statement by calling 1-773-828-6700 or writing to the Fund, c/o UMB Fund Services, Inc., 235 West Galena Street, Milwaukee, WI 53212. Copies of this Proxy Statement and the accompanying Notice of the Meeting are also available at the following website: vote.proxyonline.com/firsttrustcapital/docs/enhancedprivatecreditfund.pdf.

Organization and Operation of the Fund

First Trust Enhanced Private Credit Fund (the “Fund”) is a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company. The Fund was organized as a Delaware statutory trust on April 10, 2024 and commenced operations on July 1, 2024.

First Trust Capital Management L.P., located at 225 W. Wacker Drive, 21st Floor, Chicago, Illinois 60606, serves as the investment adviser to the Fund. UMB Fund Services, Inc. (“UMBFS”), located at 235 West Galena Street, Milwaukee, WI 53212, serves as the Fund’s administrator and provides administrative services to assist with the Fund’s operational needs, including performing all actions related to the issuance and repurchase of shares of the Fund. UMBFS also serves as the Fund’s transfer agent. UMB Bank, n.a., located at 1010 Grand Blvd., Kansas City, MO 64106, serves as the Fund’s custodian. The Fund’s custodian is an affiliate of UMBFS, which serves as the Fund’s administrator. First Trust Portfolios L.P., located at 120 East Liberty Drive, Suite 400, Wheaton, IL 60187, serves as placement agent for the Fund. First Trust Portfolios L.P. is affiliated with the Adviser.

Fiscal Year

The fiscal year-end of the Fund is March 31.

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE] SHAREHOLDER’S REGISTRATION PRINTED HERE ***BOXES FOR TYPSETTING PURPOSES ONLY*** THIS BOX AND BOX ABOVE ARE NOT PRINTED ON ACTUAL PROXY BALLOTS. THEY IDENTIFY LOCATION OF WINDOWS ON OUTBOUND 9X12 ENVELOPES. First Trust Enhanced Private Credit Fund PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 9, 2025 The undersigned, revoking prior proxies, hereby appointsJennifer Yong as attorney-in-fact and proxy of the undersigned, granted in connection with the voting of the shares subject hereto with full power of substitution, to vote shares held in the name of the undersigned on the record date at the Special Meeting of Shareholders of First Trust Enhanced Private Credit Fund (the “Fund”) to be held on December 9, 2025 at 10:00 a.m. ET at the offices of Faegre Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, PA 19103-6996, or at any adjournment thereof, upon the Proposals described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned. Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on December 9, 2025. The proxy statement for this meeting is available at: vote.proxyonline.com/firsttrustcapital/docs/enhancedprivatecreditfund.pdf 1. MAIL your signed and voted proxy back in the postage paid envelope provided PROXY VOTING OPTIONS SIGN, DATE AND VOTE ON THE REVERSE SIDE PROXY CARD YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY!

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE] First Trust Enhanced Private Credit Fund This proxy is solicited on behalf of the Fund’s Board of Trustees, and the Proposals have been unanimously approved by the Board of Trustees and recommended for approval by shareholders. When properly executed, this proxy will be voted as indicated or “FOR” the proposals if no choice is indicated. The proxy will be voted in accordance with the proxy holders’ best judgment as to any other matters that may arise at the Special Meeting. THE BOARD OF TRUSTEES OF THE FUND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS. TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:● FOR AGAINST ABSTAIN 1. To approve the adoption of a fundamental policy for the Fund to conduct periodic repurchases of its outstanding shares, in accordance with Rule 23c-3 under the Investment Company Act of 1940, as amended (“Proposal 1”). ○ ○ ○ 2. To approve the Fund’s utilization of and operation under a manager of managers exemptive order, which if obtained by application from the Securities and Exchange Commission, will allow the Fund’s investment adviser to enter into and materially amend affiliated and unaffiliated sub-advisory agreements with respect to the Fund in the future without shareholder approval, subject to prior approval by the Board of Trustees of the Fund (“Proposal 2”). ○ ○ ○ 3. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof. THANK YOU FOR VOTING YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing. _______________________________________________________________ SIGNATURE (AND TITLE IF APPLICABLE) DATE _______________________________________________________________ SIGNATURE (IF HELD JOINTLY) DATE PROXY CARD